UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2008

CAPMARK FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	333-146211	91-1902188
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

116 Welsh Road
Horsham, Pennsylvania		19044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 328-4622

Not applicable.
(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A amends Item 5.02 of the Current Report on Form 8-K filed by Capmark Financial Group Inc. with the Securities and Exchange Commission on December 10, 2008.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c)          On December 18, 2008, Capmark Financial Group Inc. (the “Company”) entered into a letter agreement with Mr. Jay N. Levine, the Company’s President and Chief Executive Officer (the “Employment Agreement”).  The Employment Agreement provides for the following annual compensation: (i) a base salary of $5,000,000, which is subject to periodic review and upward adjustment; and (ii) a discretionary bonus, payable in such amounts, at such times and pursuant to such terms and conditions as the Compensation Committee of the Board of Directors may determine.  The Company will also provide Mr. Levine and his eligible dependents with coverage under all retirement and welfare benefit programs, plans and practices which it makes available to its senior management.  Mr. Levine’s employment may be terminated by Mr. Levine or the Company for any or no reason upon 30 days written notice.

In the event of a termination of Mr. Levine’s employment by the Company without Cause (other than due to death or disability) or by Mr. Levine for Good Reason, in either case, on or prior to the sixth month anniversary of the Commencement Date, subject to compliance with certain conditions, the Company will pay to Mr. Levine an amount equal to the excess of (x) $2.5 million over (y) the amount of base salary paid as of the termination date, all payable in a lump sum.

The Employment Agreement also contains additional provisions regarding noncompetition, confidentiality and non-solicitation of employees.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference. All capitalized terms not defined in this Form 8-K/A have the meanings ascribed to them in the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

 (d)           Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated December 18, 2008, by and between Capmark Financial Group Inc. and Jay N. Levine.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Capmark Financial Group Inc.

/s/ Thomas L. Fairfield
Date: December 22, 2008	Name:	Thomas L. Fairfield
	Title:	Executive Vice President, Secretary
and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement, dated December 18, 2008, by and between Capmark Financial Group Inc. and Jay N. Levine.